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                                                                     EXHIBIT 4.3


                COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS

        THIS COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS (the "Assignment") is made as of August __, 1999, by HOLLYWOOD CASINO SHREVEPORT, a Louisiana partnership (the "Company"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below ("Trustee").

                                    Recitals

        A. The Company, Shreveport Capital Corp., a Louisiana corporation ("Shreveport Capital", and together with the Company, the "Issuers"), HCS I, Inc., a Louisiana corporation, and HCS II, Inc., a Louisiana corporation, and HWCC-Louisiana, Inc., a Louisiana corporation, each as a Guarantor, have entered into an Indenture dated as of August __, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture") with the Trustee, pursuant to which the Issuers will issue up to $150,000,000 of their __% First Mortgage Notes due 2006 With Contingent Interest (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").

        B. The parties have entered into this Assignment to evidence the Company's collateral assignment for security of certain contracts and documents related to the construction and operation of the Shreveport Resort. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

                                   Agreement

        NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Holders of the Notes to purchase the Notes, the Company agrees as follows:

        1 Assignment. As security for the due and punctual payment and performance of all indebtedness and obligations of the Issuers, now or hereafter due under the Indenture, the Notes or any Collateral Documents, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable (collectively, the "Obligations"), the Company hereby assigns and transfers to the Trustee and hereby grants to the Trustee a security interest in all of the Company's right, title and interest, whether now existing or hereafter arising and whether now owned or hereafter acquired, in and to (a) all contracts, including without limitation, construction contracts and architectural design, engineering and development contracts and agreements, subcontracts, service agreements, supply agreements and other such contracts and agreements between the Company and other persons, and all amendments, modifications, additions and changes thereto, related to the Shreveport Resort, (b) all plans, specifications, working drawings, shop drawings, surveys and other such documents, and all amendments, modifications, additions and changes thereto, related to the Shreveport Resort,
(c) the Management Agreement, (d) the License Agreement, (e) the Completion Capital Agreement, (f) all other contracts, agreements, documents and instruments now existing or hereafter arising
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related to the Shreveport Resort, including without limitation, any and all construction, architectural and engineering contracts, plans and specifications, drawings, and surveys, bonds, permits, licenses and other governmental approvals and (g) all proceeds of the foregoing (all items described in subsections (a) thorough (g), collectively, the "Contracts and Documents"). Notwithstanding the foregoing, the Contracts and Documents shall not include any license, permit or other approval of or by any Governmental Authority to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority, to the extent that such approval has not been obtained (collectively, the "Excluded Assets"); provided further, that (i) any such Excluded Asset now or hereafter acquired by the Company shall automatically become part of the Contracts and Documents when and to the extent it may subsequently be made subject to such a Lien and/or such approval has been obtained and (ii) proceeds of any Excluded Assets, such as Gaming Licenses, shall nevertheless be subject to the assignment hereunder. The Contracts and Documents include, without limitation, those certain contracts and agreements described in Exhibit A attached hereto.

        2 Rights of the Company. This Assignment is an absolute assignment for security purposes only. Accordingly, notwithstanding anything to the contrary set forth herein, the Company is hereby granted a license and shall retain all rights with respect to the Contracts and Documents, including without limitation, the right to enforce all rights of the Company thereunder, except during a period when a "Default" or an "Event of Default" (as such terms are defined in the Indenture) has occurred and is continuing.

        3 Representations and Warranties of the Company. The Company represents and warrants to the Trustee (a) that it has not assigned or granted a security interest in any of the Contracts and Documents or the proceeds thereof to anyone other than the Trustee, and has not executed any instrument which might prevent or limit Trustee from operating under the terms and conditions of the assignment contemplated hereby, and (b) that it is not in default and that no event has occurred that with notice or lapse of time or both would constitute a default by the Company, or to its knowledge any other party, under any of the Contracts and Documents.

        4 Covenants of the Company. The Company covenants and agrees in favor of the Trustee (a) that it will not further assign, encumber or suffer the assignment or encumbrance of any of the Contracts and Documents or the proceeds thereof without the prior written consent of the Trustee pursuant to or as expressly permitted under the Indenture, (b) that it will faithfully abide by, perform and discharge each and every obligation, covenant and agreement of the Company under the Contracts and Documents, (c) that it will not modify, amend, supplement or in any way join in the release or discharge of any obligations or rights of the Company under any of the Contracts and Documents in any material way (except with respect to any such Contracts or Documents relating to the construction of the Shreveport Resort, which such Contracts and Documents may be modified, amended or supplemented in a manner consistent with the terms and provisions of the Cash Collateral and Disbursement Agreement), (d) that it will not perform any work pursuant to any change order or directive unless the same is issued and executed in accordance with the terms and conditions of the applicable Contract or Document, and (e) that it will send to Trustee any notice of default or breach of or under any Contract or Document that the Company either sends to (such notice to Trustee to be sent simultaneously therewith), or

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receives from (such notice to Trustee to be sent immediately upon receipt by the
Company thereof), any other party to any such Contract or Document.

        5 Limitation of Trustee's Obligations. Nothing in this Assignment shall constitute an assumption of any obligation by the Trustee under the Contracts and Documents. The Company shall continue to be liable for all obligations thereunder and hereby agrees to perform all such obligations, to comply with all terms and conditions of the Contracts and Documents, and to take such steps as may be necessary or appropriate to secure performance by all other parties thereto. The Company shall defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including attorneys' fees, arising from or related to any failure by the Company to perform any obligation of the Company under any of the Contracts and Documents, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

        6 Cure by Trustee. At any time upon and during the continuation of a Default or an Event of Default, the Trustee shall have the right, but shall have no obligation, to take all actions that the Trustee may determine to be necessary or appropriate to cure any default under any of the Contracts and Documents and to protect the rights of the Company or the Trustee thereunder, and may do so in the Trustee's name, in the name of the Company or otherwise. If any such action taken by the Trustee shall prove to be inadequate or invalid in whole or in part, the Trustee shall not incur any liability on account thereof, and the Company hereby agrees to defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, which the Trustee may incur or to which it may become subject in exercising any of its rights under this Assignment, except for those arising from the gross negligence or willful misconduct of the Trustee, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

        7 Rights and Remedies

          (a) Upon the occurrence of a Default or an Event of Default under the Indenture irrespective of whether a notice of default has been given with respect to such Default or Event of Default (unless required by the Indenture or any other Collateral Document), and with or without bringing any action or proceeding, the Trustee may, at its option, succeed to and proceed to enforce all of the rights, interests and remedies of the Company under the Contracts and Documents, amend, modify, cancel, terminate or replace the same, reassign the Company's right, title and interest therein to any other person, and exercise any and all other rights of the Company under the Contracts and Documents, either in person or through an agent, receiver or keeper, without further notice to or consent by the Company, and without regard to the adequacy of security for the Obligations or the availability of any other remedies. The exercise of any of the foregoing rights or remedies shall not cure or waive any Default under the Indenture, or waive, modify or affect any notice of default thereunder, or invalidate any act done pursuant to any such notice. In addition to the rights and remedies of the Trustee as set forth in this Assignment, the Trustee shall be entitled to the benefit of all other rights and remedies set forth in the Indenture, at law or in equity.

          (b) [This subsection to be reviewed by Louisiana local counsel] [The provisions of this Subparagraph 7(b) shall, without limiting the generality of any other provision

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     of this Assignment, be applicable in the event any foreclosure shall take place in Louisiana on any right, title or interest of the Company in and to the Contracts and Documents or any proceeds thereof or, in connection with any foreclosure hereunder, Louisiana law shall otherwise be applicable. Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Assignment and sell its right, title and interest to the Contracts and Documents and the proceeds, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Company does hereby acknowledge the Obligations and confess judgment in favor of Trustee for the full amount of such Obligations. The Company does by these presents consent and agree that upon the occurrence of a Default or Event of Default under the Indenture it shall be lawful for Trustee to cause all of its right, title and interest to the Contract and Documents and the proceeds, or any portion thereof, to be seized and sold under executory or ordinary process, at Trustee's sole option, without appraisement, appraisement being hereby expressly waived, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two (2) witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Company hereby waives in favor of
     Trustee: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331, 2722; and (e) benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723 not specifically mentioned above. In the event the Company's right, title or interest in and to the Contracts and Documents or any proceeds thereof, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this assignment by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Company and Trustee agree that the court issuing any such order shall, if petitioned for by Trustee, direct the applicable sheriff or marshal to appoint as a keeper of the Company's right, title or interest in and to the Contracts and Documents and the proceeds, if applicable, Trustee or any agent designated by Trustee or any Person named by Trustee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and Trustee shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Company's right, title or interest in and to the Contracts and Documents and the proceeds, an amount equal to $250.00 per day payable on a monthly basis. The designation of keeper made herein shall not be deemed to require Trustee to provoke the appointment of such a keeper.]

        8 Additional Instruments. With respect to both existing and future Contracts and Documents, the Company hereby agrees to execute and deliver such additional assignments and other documents as the Trustee may reasonably request in order to implement the purpose and intent of this Assignment.

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        9 Miscellaneous. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In any action or proceeding arising from or related to this Assignment, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. The reference to "attorneys' fees" in this Paragraph and in all other places in this Assignment shall include without limitation such reasonable amounts as may then be charged by the Trustee for legal services furnished by attorneys in the employ of the Trustee, at rates not exceeding those that would be charged by outside attorneys for comparable services. This Assignment shall be governed by the laws of the State of New York.

        10 [THIS SECTION TO BE REVIEWED BY LOCAL LOUISIANA/GAMING COUNSEL] [Gaming Laws and Regulations. The Company acknowledges that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501, et seq., and the Louisiana Gaming Control Law, La. R.S. 27:1-3, 11-26, 31 and 32, and the regulations promulgated pursuant to each such law, all as amended from time to time. The parties hereto further acknowledge that the Gaming License held by the Company is not part of the collateral of this Assignment and that, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the collateral of this Assignment under the defaults and remedies provisions of this Assignment. The parties hereto also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.]

        11 Conflicts with Indenture. Notwithstanding any other provision of this Assignment, the terms and provisions of this Assignment shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Company with a particular cure or notice period, or establishes any limitations or conditions on Trustee's actions with regard to a particular set of facts, the Company shall be entitled to the same cure periods and notice periods, and Trustee shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however, such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Assignment. In the event of any conflict or provisions of this Assignment and those of the Indenture, including without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

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     IN WITNESS WHEREOF, the Company has executed this Assignment as of the date first above written.

                              HOLLYWOOD CASINO SHREVEPORT, a Louisiana corporation

                              By:  HCS I, Inc., a Louisiana corporation,
                                   its managing general partner

                              By: /s/ PAUL C. YATES
                                  --------------------------------------
                              Name:   Paul C. Yates
                                   -------------------------------------
                              Title:  Executive Vice President and Chief
                                    ------------------------------------
                                      Financial Officer
                                    ------------------------------------

                                      S-1
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                                   EXHIBIT A

                            CONTRACTS AND DOCUMENTS


1. License Agreement dated as of August 10, 1999 by and between Company and Hollywood Casino Corporation, a Delaware corporation.

2. Management Agreement dated as of August 10, 1999 by and between Company and HWCC-Shreveport, Inc., a Louisiana corporation.

3. Completion Capital Agreement dated as of August 10, 1999 by and among Company, Hollywood Casino Corporation, a Delaware corporation, HWCC-Louisiana, Inc., a Louisiana corporation, and HCS-I, Inc., a Louisiana corporation.

4. Standard Form of Agreement Between Owner and Architect with Descriptions of Designated Services and Terms and Conditions dated as of October 19, 1998 by and between QNOV, a Louisiana partnership and Broadmoor Design Group.

5. Abbreviated Standard Form of Agreement Between Owner and Architect dated as of October 19, 1998 by and between QNOV, a Louisiana partnership and International Parking Design, Inc.

6. Standard Form of Agreement Between Owner and Architect with Descriptions of Designated Services and Terms and Conditions dated as of October 19, 1998 by and between QNOV, a Louisiana partnership and MORRIS & BROWN ARCHITECTS, LTD.

7. Standard Form of Agreement Between Owner and Architect dated as of October 19, 1998 by and between QNOV, a Louisiana partnership and Brown Cunningham Gannuch.

8. [Coffer Cell Agreement dated as of May 20, 1999 by and between QNOV, a Louisiana partnership and Red River Entertainment of Shreveport Partnership in Commendam, a Louisiana partnership.]

9. Consulting Services Agreement dated as of January 18, 1999 by and between U.S. Foodservice Contract Design and QNOV, a Louisiana partnership.

10. Operations Agreement dated as of May 20, 1999 by and between QNOV, a Louisiana partnership and Red River Entertainment of Shreveport Partnership in Commendam, a Louisiana partnership.

11. Retail Space Lease dated as of June 3, 1999 by and between QNOV, a Louisiana general partnership and Red River Entertainment Company, L.L.C., a Tennessee limited liability company.

12. Design Agreement dated as of October 19, 1998 by and between QNOV, a Louisiana partnership and Wilson & Associates, Inc., a Texas Corporation.

                                      A-1